EXHIBIT 10.16

                     CONSENT, RELEASE AND AMENDMENT NO. 6 TO
                           SECOND AMENDED AND RESTATED
               REVOLVING CREDIT, TERM LOAN AND SECURITY AGREEMENT


     THIS CONSENT, RELEASE AND AMENDMENT NO. 6 ("Amendment") is entered into as of June 30, 2002, by and between SPAR Marketing Force, Inc., a Nevada corporation ("SMF"), SPAR, Inc., a Nevada corporation ("SPAR"), SPAR/Burgoyne Retail Services, Inc., an Ohio corporation ("SBRS"), SPAR Group, Inc., a Delaware corporation ("SGI"), SPAR Incentive Marketing, Inc., a Delaware corporation ("SIM"), SPAR Trademarks, Inc., a Nevada corporation ("STM"), SPAR Marketing, Inc. (DE), a Delaware corporation ("SMIDE"), SPAR Marketing, Inc.
(NV), a Nevada corporation ("SMINV"), SPAR Acquisition, Inc., a Nevada corporation ("SAI"), PIA Merchandising Co., Inc., a California corporation ("PIA"), Pacific Indoor Display Co., Inc., a California corporation ("Pacific"), Pivotal Sales Company, a California corporation ("Pivotal") and SPAR Performance Group, Inc. (f/k/a SPAR MCI Performance Group, Inc.), a Delaware corporation ("SPG") (each a "Borrower" and collectively, the "Borrowers") and IBJ Whitehall Business Credit Corporation ("Lender").

                                   BACKGROUND

     Borrowers and Lender are parties to a Second Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of September 22, 1999 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which Lender provides Borrowers with certain financial accommodations.

     Borrowers have requested that Lender (i) consent to (a) the release of SPG as a Borrower, (b) the sale of the stock of SPG to SPG Holdings and (c) SGI's making of inter-company loans to SPG, and (ii) amend certain provisions of the Loan Agreement and Lender is willing to do so on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of the Borrowers by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

     2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 5 below, the Loan Agreement is hereby amended as follows:

        (a) Section 1(A) of the Loan Agreement is amended as follows:

               (i) the following defined terms are added in their appropriate alphabetical order:


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               "Intercompany Loan Agreement" shall mean that certain Revolving
         Credit, Guaranty and Security Agreement dated as of June 30, 2002 among SIM, SPG Holdings and SPG.

               "Intercompany Loans" shall mean loans made by SGI pursuant to the Intercompany Loan Agreement.

               "Sixth Amendment" shall mean this Consent, Release and Amendment No. 6 to Second Amended and Restated Revolving Credit, Term Loan and Security Agreement dated as of June 30, 2002.

               "Sixth Amendment Effective Date" shall mean the date upon which all the conditions precedent set forth in Section 5 of the Sixth Amendment have been satisfied.

               "SPG" shall mean SPAR Performance Group, Inc. (f/k/a SPAR MCI Performance Group, Inc.), a Delaware corporation.

               "SPG Holdings" shall mean Performance Holdings, Inc., a Delaware corporation.

               "SPG Holdings Term Loan Agreement" shall mean that certain Term Loan, Guaranty and Security Agreement entered into as of June 30, 2002 by and between SIM and SPG Holdings.

               "SPG Holdings Term Notes" shall mean collectively, (i) that certain Term Note in the amount of $2,500,000 and (ii) that certain Term Note in the amount of $3,500,000, in each case issued by SPG Holdings in favor of SIM.

               "Stock Purchase Agreement" shall mean that certain Stock Purchase and Sale Agreement dated as of June 30, 2002 by and between SPG Holdings and SIM.

               "Supplemental Amount" shall mean, for each period of time, the amount set forth below opposite such time period:

                     Time Period                        Supplemental Amount

               08/14/2002 through 12/31/2002                 $750,000
               01/01/2003 through 01/31/2003                 $500,000
               02/01/2003 through 02/28/2003                 $450,000
               03/01/2003 through 03/31/2003                 $400,000
               04/01/2003 through 04/30/2003                 $350,000
               05/01/2003 through 05/31/2003                 $300,000
               06/01/2003 through 06/30/2003                 $250,000
               07/01/2003 through 07/31/2003                 $200,000
               08/01/2003 through 08/31/2003                 $150,000


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

               09/01/2003 through 09/30/2003                 $100,000
               10/01/2003 through 10/31/2003                 $ 50,000
               11/01/2003 and thereafter                     $0.

               (ii) the following defined terms are amended and restated in their entirety to provide as follows:

               "Fixed Charge Coverage Ratio" shall mean and include with respect to any fiscal period the ratio of (a) (i) EBITDA of Borrowers on a consolidated basis, minus (ii) capital expenditures made during such period (including, without limitation, expenditures for software) to
         (b) (i) all principal and interest payments made on the Loans hereunder, plus (ii) all dividends and other payments or distributions made or paid with respect to any indebtedness for money borrowed during such period, plus (iii) income or franchise taxes paid in cash during such period, plus (iv) payments on the Shareholders Notes during such period under Section 12(n)(iii) of this Agreement, plus, (v) payments made to vendors during such period on payables associated with the acquisition of PIA under the SPAR Merger Agreement, such payments not to exceed $4,600,000 in the aggregate.

               "Receivables Availability" means the amount of Revolving Advances against Eligible Receivables Lender may from time to time during the term of this Agreement make available to Borrowers (i) up to 85% ("Receivables Advance Rate") of the net face amount of Borrowers' Eligible Receivables.

               "SPAR Borrowers" shall mean, individually and collectively, SGI, SMF, SPAR, SBRS, STM, SMIDE, SMINV and SAI.

               "Subsidiary Stock" means all of the issued and outstanding shares of stock owned by (1) PIA of Pacific and Pivotal, (2) SAI of SIM, STM and SMIDE, (3) SMIDE of SMF, SMINV, SPAR and SBRS and (4) SGI of PIA and SAI.

               "Unbilled Receivables Availability" means the amount of Revolving Advances against Eligible Unbilled Receivables Lender may from time to time during the term of this Agreement make available to Borrowers up to 70% ("Unbilled Receivables Advance Rate") of the net face amount of Borrowers' Eligible Unbilled Receivables.

               (iii) the defined term "Special Advance Amount" is hereby deleted in its entirety.


        (b) All references in the Loan Agreement and the Ancillary Agreements to SMCI shall be deemed to be references to SPAR Performance Group, Inc. (f/k/a SPAR MCI Performance Group, Inc.).



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

        (c) Section 2(a)(A)(b)(y)(iii) of the Loan Agreement is amended in its entirety to provide as follows:

               "(iii) the Supplemental Amount, minus

        (d) Section 5(b)(vii) of the Loan Agreement is hereby amended in its entirety to provide as follows:

               "(vii) Supplemental Amount Fees.
                      ------------------------

                      SPAR Borrowers shall pay to Lender (x) a fee equal to $833 per month commencing on the first day of the month following the Sixth Amendment Effective Date and on the first day of each month thereafter during which the Supplemental Amount is greater than $0, and (y) a Supplemental Amount use fee to the extent the outstanding Revolving Advances to the SPAR Borrowers and the undrawn amount of outstanding Letters of Credit issued for the account of the SPAR Borrowers exceeds the SPAR Borrowers Formula Amount (calculated as if the Supplemental Amount was $500,000), equal to two percent (2%) per annum of such excess, calculated daily on the basis of a 360 day year for the actual number of days elapsed but payable monthly, in arrears on the first day of each month following the Sixth Amendment Effective Date and the last day of the Term. All fees payable hereunder shall be deemed earned in full on the date when the same is due and payable hereunder and shall not be subject to rebate or proration upon termination of this Agreement for any reason."

        (e) Section 10 of the Loan Agreement is amended by adding a new sentence to the end thereof to provide as follows:

               "At the request of Lender, SIM shall arrange with SPG to have Lender or its employees or agents designated as SIM's representative for purposes of Section 5.03 of the Intercompany Loan Agreement."

        (f) Section 11 of the Loan Agreement is amended by adding a new subsection (d) to the end of the first sentence thereof to provide as follows:

               "(d) as soon as available, but in any event within five (5) Business Days after any Borrower's receipt thereof, all financial statements of SPG that are delivered to Borrowers pursuant to the terms of the Intercompany Loan Agreement."

        (g) Section 12(m) of the Loan Agreement is amended by (1) deleting the "and" before the "(xi)" and (2) adding new subsections (xii) and (xiii) at the end thereof to provide as follows:

               "(xii) any amendment to either the Intercompany Loan Agreement or the SPG Holdings Term Loan Agreement; and



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

               (xiii) any material default by (A) SPG or SPG Holdings under the Intercompany Loan Agreement or (B) SPG Holdings under the SPG Holdings Term Loan Agreement."

        (h) Section 12(n) of the Loan Agreement is amended by (1) replacing the "or" before the "(xii)" with a semicolon, (2) adding the word "or" at the end of the "(xiii)" thereof and (3) adding a new subsection (xiv) at the end thereof to provide as follows:

               "(xiv) amend either the Intercompany Loan Agreement or the SPG Holdings Term Loan Agreement in a manner which adversely affects the rights of Lender;"

        (i) Section 12(n)(ii) of the Loan Agreement is amended in its entirety to provide as follows:

               "(ii) declare, pay or make any dividend or distribution on any shares of its common stock or preferred stock, or apply any of its funds, property or assets to the purchase, redemption or other retirement of any common or preferred stock;"

        (j) Section 12(n)(iii) of the Loan Agreement is amended in its entirety to provide as follows:

               "(iii) directly or indirectly, prepay any indebtedness (other than to Lender or any other Borrowers permitted in this section); make any principal payment on the Shareholder Notes in excess of $250,000 for any fiscal quarter commencing with the Fiscal Quarter beginning October 1, 2002 (or such greater amount to which Lender may consent in its sole discretion), together with interest at 8% per annum payable quarterly, provided, however, that no such payment may be made on the Shareholder Notes if, after giving effect to any such payment, (A) the Borrowers shall have an average Undrawn Availability of less than $2,500,000 for the previous Fiscal Quarter (assuming the Supplemental Amount was $0), (B) the Borrowers shall have, on a consolidated basis, a Fixed Charge Coverage Ratio as of the date of such payment with respect to the previous twelve (12) fiscal months then ended (for purposes of this proviso, clause (b)(iv) of the defined term Fixed Charge Coverage Ratio shall be deemed to include the proposed payment as well as any actual payments made during the applicable fiscal period) of not less than 1.3 to 1.0 and (C) a Default or an Event of Default shall have occurred; or repurchase, redeem, retire or otherwise acquire any indebtedness of Borrowers in advance of the maturity thereof,"

        (k) Section 12(n)(iv) of the Loan Agreement is amended by replacing the "and" before the "(c)" with a comma and by adding new provisions (D) and (E) at the end thereof to provide as follows:



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

               "(D) loans made by SIM to SPG Holdings pursuant to the SPG Holdings Term Loan Agreement, and (E) loans made by SGI to SPG pursuant to the Intercompany Loan Agreement, provided, however, that the initial amount of Intercompany Loans under the Intercompany Loan Agreement shall not exceed $2,300,000, provided, further, that during the period commencing as of the Amendment No. 6 Effective Date through the end of the Term, the outstanding amount of Intercompany Loans shall not exceed $3,500,000;"

        (l) Section 12(x) of the Loan Agreement is amended in its entirety to provide as follows:

               "(x) Intentionally Omitted;"

        (m) Section 12(q) of the Loan Agreement is amended in its entirety to provide as follows:

               "(q) it will not make capital expenditures (including, without limitation, expenditures for software) in any fiscal year in an aggregate amount in excess of $2,000,000 for all Borrowers;"

        (n) Section 19 of the Loan Agreement is amended by (1) deleting the "or" at the end of "(xviii)", (2) replacing the period at the end of "(xix)" with "; or" and (3) adding a new subsection (xx) at the end thereof to provide as follows:

               "(xx) a default by SIM of any of its obligations under the Intercompany Loan Agreement."

        (o) Schedule 12(b) of the Loan Agreement is hereby amended and restated in its entirety as set forth on Schedule 12(b) attached hereto.

     3. Releases.
        --------

        (a) Subject to the satisfaction of the conditions precedent set forth in
Section 5 below, (i) SPG is hereby released as a Borrower under the Loan Agreement and Ancillary Agreements and from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by SPG prior to and including the time of execution hereof (provided that the Intercompany Loan Agreement, the SPG Holdings Term Loan Agreement, the SPG Holdings Term Notes, the Stock Purchase Agreement and each Collateral Assignment with respect to the foregoing agreements shall be deemed, for purposes hereof, to have been executed immediately following the execution hereof), and in any way directly or indirectly arising out of or in any way connected to the Loan Agreement and Ancillary Agreements and (ii) any reference to Borrowers under the Loan Agreement and the Ancillary Agreements shall not include SPG. Lender shall file UCC-3 Termination Statements with respect to UCC-1 financing statements which were originally filed by Lender.



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

        (b) SPG hereby releases, remises, acquits and forever discharges Lender and its employees, agents, representatives, consultants, attorneys, fiduciaries, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, affiliates, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to the Loan Agreement or the Ancillary Agreements (all of the foregoing hereinafter called the "Released Matters"). SPG acknowledges that the agreements in this Section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters.

     4. Consent.
        -------

        Subject to the satisfaction of the conditions precedent set forth in
Section 5 below, Lender hereby consents to (i) SIM entering into the Stock Purchase Agreement and (ii) the sale of SPG to SPG Holdings pursuant to the Stock Purchase Agreement.

     5. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: (a) Lender's receipt of:

        (i) four (4) copies of this Amendment executed by Borrower and consented and agreed to by the Guarantors,

        (ii) a $30,000 amendment fee, which fee shall be charged to Borrowers' loan account as a Revolving Advance,

        (iii) a copy of the Articles of Incorporation and the By-Laws of SPG Holdings,

        (iv) a copy of the executed Stock Purchase Agreement,

        (v) a copy of the executed (A) SPG Holdings Term Loan Agreement and (B) SPG Holdings Term Notes,

        (vi) a copy of the executed Intercompany Loan Agreement and related documents,

        (vii) a copy of all documentation executed in connection with the SPG ESOP transaction,

        (viii) a UCC-3 Assignment to Lender of SIM's first priority perfected security interest in all assets of SPG (which security interest is security for SPG's obligations under the Intercompany Loan Agreement),



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

        (ix) a UCC-3 Assignment of SIM's second priority perfected security interest in all assets of SPG (which security interest is security for SPG's obligations as guarantor of the obligations of SPG Holdings under the SPG Holdings Term Loan Agreement),

        (x) a UCC-3 Assignment of SIM's first priority perfected security interest in all assets of SPG Holdings,

        (xi) a Collateral Assignment of SIM's rights under the Intercompany Loan Agreement, executed by SIM, SPG and SPG Holdings,

        (xii) a Collateral Assignment of SIM's rights under the Stock Purchase Agreement and the SPG Holdings Term Notes, executed by SIM, SPG and SPG Holdings,

        (xiii) proforma financial statements of (a) Borrowers on a consolidated and consolidating basis and (b) SPG Holdings and SPG on a consolidating basis, dated June 30, 2002 reflecting a valuation of all assets and liabilities both before and after giving effect to all transactions contemplated by this Amendment, the Intercompany Loan Agreement, the SPG Holdings Term Loan Agreement and the Stock Purchase Agreement;

        (xiv) a certificate from an officer of SIM setting forth the amount of the initial advance under the Intercompany Loan Agreement; and

        (xv) such other certificates, instruments, documents and agreements as may be required by Lender or its counsel, each of which shall be in form and substance satisfactory to Lender and its counsel; and

     (b) the consummation of the transactions described in (i) the Stock Purchase Agreement (ii) the ESOP documentation, (iii) the Intercompany Loan Agreement and (iv) the SPG Holdings Term Loan Agreement.

     6. Representations and Warranties. Each Borrower hereby represents and warrants as follows:

        (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of such Borrower and are enforceable against such Borrower in accordance with their respective terms.

        (b) Upon the effectiveness of this Amendment, such Borrower hereby reaffirms that all continuing covenants, representations and warranties made in the Loan Agreement, to the extent the same are not amended hereby, are true and correct in all material respects and agrees that all such continuing covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment, excluding, however, those events subject to an express written waiver or consent from us or those expressly permitted or not prohibited by the covenants, provided, however, that any representation or warranty incorporating schedules speak only as of the Closing Date, subject to Borrower's obligation under Section 12(m) of the Loan Agreement to notify Lender of certain occurrences or events.



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        (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment, excluding, however, those events subject to an express written waiver or consent from us.

        (d) As of the date hereof, Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

        (e) In conjunction with the consummation of the transactions set forth in the Stock Purchase Agreement, SIM has taken all actions necessary to perfect its liens and security interests in the assets of SPG and SPG Holdings which were granted pursuant to the Intercompany Loan Agreement and the SPG Holdings Term Loan Agreement.

     7. Effect on the Loan Agreement.
        ----------------------------

        (a) Upon the effectiveness of this Amendment hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

        (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

        (c) Except as expressly provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     8. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

     9. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     10. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

                           [SIGNATURE PAGES TO FOLLOW]



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     IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                  SPAR MARKETING FORCE, INC.
                                  SPAR, INC.
                                  SPAR/BURGOYNE RETAIL SERVICES, INC.
                                  SPAR INCENTIVE MARKETING, INC.
                                  SPAR TRADENAMES, INC.
                                  SPAR MARKETING, INC. (DE)
                                  SPAR MARKETING, INC. (NV)
                                  SPAR ACQUISITION, INC.
                                  SPAR PERFORMANCE GROUP, INC., as Borrowers


                                  By:/s/ Charles Cimitile
                                     ------------------------------
                                     Name:  Charles Cimitile
                                     Title: Chief Financial Officer of
                                              each of the foregoing entities


                                  PIA MERCHANDISING CO., INC.
                                  PACIFIC INDOOR DISPLAY CO., INC.
                                  PIVOTAL SALES COMPANY
                                  SPAR GROUP, INC., as Borrowers


                                  By:/s/ Charles Cimitile
                                     ------------------------------
                                     Name:  Charles Cimitile
                                     Title: Chief Financial Officer of
                                              each of the foregoing entities


                                  IBJ WHITEHALL BUSINESS CREDIT CORPORATION


                                  By: /s/ Edward A. Jesser
                                     ------------------------------
                                     Name:  Edward A. Jesser
                                     Title: SVP




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


CONSENTED AND AGREED TO:


/s/ Robert G. Brown
-------------------------------
Robert G. Brown, a Guarantor


/s/ William H. Bartels
-------------------------------
William H. Bartels, a Guarantor



PIA MERCHANDISING LIMITED,
a Guarantor

By:/s/ Charles Cimitile
   ----------------------------
   Name:  Charles Cimitile
   Title: Chief Financial Officer



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                                 Schedule 12 (b)

                                  Subsidiaries